UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 19, 2008

Date of report (Date of earliest event reported)
HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-14709	41-0901840

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350

(Address of Principal Executive Offices)	(Zip Code)
(320) 587-3797

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Effective on December 19, 2008, Hutchinson Technology Incorporated (the “Company”) entered into a settlement (the “Settlement”) with UBS AG, UBS Financial Services Inc., and UBS Securities LLC (collectively, “UBS”) to provide liquidity for the Company’s auction rate securities portfolio held with UBS affiliates and to resolve pending litigation between the parties. The Settlement provides for certain arrangements, one of which is the Company’s acceptance of an offer by UBS to issue to the Company auction rate securities rights (the “Rights Offering”), which allow the Company to require UBS to repurchase at par value all of the auction rate securities held by the Company in accounts with UBS and its affiliates at any time during the period from June 30, 2010 through July 2, 2012 (if the Company’s auction rate securities have not previously been sold by the Company or by UBS on its behalf or redeemed by the respective issuers of those securities). In addition, UBS has the right to sell the Company’s auction rate securities at any time on or before July 2, 2012, as long as the Company is paid the par value of such securities upon their disposition. The Rights Offering and the respective rights and obligations of the parties in connection therewith are described in greater detail in a prospectus issued by UBS dated October 7, 2008 (File No. 333-153882).
     As part of the Settlement, the Company also entered into a loan agreement with UBS Credit Corp. (“UBS Credit”) which provides the Company with a line of credit of up to $59.5 million secured only by the Company’s auction rate securities held in accounts with UBS and its affiliates. The Company has drawn down the full amount of the credit line. Proceeds of sales of the Company’s auction rate securities will be applied to repayment of the credit line.
     The Company’s borrowing under the credit line will be treated as a “no net cost loan,” which means that the interest that the Company pays on the credit line will not exceed the interest that the Company receives on the auction rate securities pledged by the Company as security for the credit line. UBS Credit may demand payment of borrowings under the credit line only if it provides a replacement credit facility on substantially the same terms to the Company that is fully advanced in the amount of the then outstanding principal of the credit line, or if it repurchases all of the pledged auction rate securities at par.
     The Settlement also provides for the mutual release by the Company and UBS of all claims for damages against each other relating to the sale of auction rate securities by UBS to the Company, and for the dismissal with prejudice of the pending litigation between the parties.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information relating to the UBS credit line contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED
Date: December 29, 2008	/s/ John A. Ingleman
John A. Ingleman
Senior Vice President and Chief Financial Officer